Exhibit 10.1

NORTHLAND PLAZA

PURCHASE AND

SALE AGREEMENT

BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

AS SELLER,

AND

STERLING NORTHLAND, LLC,

a Minnesota Limited Liability Company

AS PURCHASER

As of [_______________], 2015

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of [______________], 2015 (the "Effective Date"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Seller") and STERLING NORTHLAND, LLC, a Minnesota limited liability company ("Purchaser").

W I T N E S S E T H:

ARTICLE I

PURCHASE AND SALE

Section 1.1Agreement of Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

(a)that certain tract or parcel of land situated in Hennepin County, Minnesota, more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights‑of‑way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

(b)the buildings, structures, fixtures and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

(c)any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

(d)any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements and amendments thereof covering all or any portion of the Real Property (as defined in Section 1.2 hereof), to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the "Leases"), together with all rents, reimbursements of real estate taxes and operating expenses, and other sums due thereunder (the "Rents") and any and all security deposits in Seller's possession in connection therewith (the "Security Deposits"); and

(e)any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property and (iv) the non-exclusive right to the name "Northland Plaza" (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").

Section 1.2Property Defined.  The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real Property."  The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

Section 1.3Purchase Price.  Seller is to sell and Purchaser is to purchase the Property for the amount of FIFTY TWO MILLION FIVE HUNDRED THOUSAND  DOLLARS ($52,500,000.00) (the "Purchase Price").

Section 1.4Payment of Purchase Price.  The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available funds to the following bank account unless a different account is designated by Seller in writing to Purchaser prior to the Closing:

Bank:  JP Morgan Chase Bank

Account Name: Metlife/REFM Sub Concentration Account

Account No.: 323888445

ABA No.: 021000021

with reference to: Property Name: Northland Plaza

Section 1.5Deposit.  Purchaser shall deposit with First American Title Insurance Company (the "Escrow Agent"), having its office at 30 North LaSalle Street, Suite 2700, Chicago, IL 60602; Attention: Adriene Taylor,  the sum  of One Million  Dollars $1,000,000.00) (the "Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer. Purchaser shall deposit one-half (1/2) of the Deposit ($500,000.00) with the Escrow Agent within two (2) Business Days after the execution of and delivery of this Agreement, and $250,000 of such Deposit shall be non-refundable as of the Effective Date.  Purchaser shall deposit with the Escrow Agent the remaining one-half (1/2) of the Deposit ($500,000.00) one Business Day after the end of the Inspection Period (unless Purchaser terminates this Agreement during the Inspection Period).  The Escrow Agent shall hold the Deposit in an interest‑bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement.  All interest earned on the Deposit shall become a part of the Deposit and shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account.  The Deposit shall be distributed in accordance with the terms of this

Agreement.  The failure of Purchaser to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately. A “Business Day” is a day that both Seller and the bond market are conducting business.

Section 1.6Escrow Agent.

Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement.  Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement.  Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence.  In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Escrow Agent shall not disburse the Deposit and shall, at its option, continue to hold the Deposit until both Purchaser and Seller agree as to its disposition or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent shall interplead the Deposit in accordance with the laws of the state in which the Property is located.

Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon or for any loss caused by the failure, suspension, bankruptcy or dissolution of the institution in which the Deposit is deposited.

Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.5 and 1.6 hereof.

ARTICLE  II

TITLE AND SURVEY

Section 2.1Title Inspection Period.   During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the date that is fourteen (14) days after the Effective Date (hereinafter referred to as the "Title Inspection Period"), Purchaser shall have the right to review the following, all of which Purchaser acknowledges have been provided to Purchaser: (a) a current preliminary title report on the Real Property, accompanied by copies of all documents referred to in the report; (b) copies of the most recent property tax bills for the Property; and (c) a current ALTA survey of the Real Property (the "Survey").

Section 2.2Title Examination.  Purchaser shall notify Seller in writing (the "Title Notice") prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by

Purchaser.  If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, Purchaser shall be conclusively deemed to have approved the condition of title to the Real Property.  If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have ten (10) Business Days after receipt of the Title Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed.  The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto (in form and substance reasonably acceptable to Purchaser) insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval.  If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) Business Days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement.  If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), $250,000 of the Deposit shall be returned to Purchaser, the other $250,000 of the Deposit shall be released to Seller, and each party shall bear its own costs incurred hereunder.  If Purchaser shall fail to notify Seller of its election within said five-day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

Section 2.3Pre‑Closing "Gap" Title Defects‑.   Purchaser may, at or prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title (a) raised by the Title Company (as defined in Section 2.5 hereof) between the expiration of the Title Inspection Period and the Closing and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period; provided that Purchaser must notify Seller of such objection to title within two (2) Business Days of being made aware of the existence of such exception.  If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof.

Section 2.4Permitted Exceptions.   The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

(a)  those matters that either are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

(b)the rights of tenants under the Leases;

(c)the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(d)local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(e)items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof.

Section 2.5Conveyance of Title.  At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof).  Evidence of delivery of such title shall be the issuance by First American Title Insurance Company (the "Title Company"), or another national title company, of an ALTA Owner's Policy of Title Insurance (the "Title Policy") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

ARTICLE III

REVIEW OF PROPERTY

Section 3.1Right of Inspection.  During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the date that is twenty-one days after the Effective Date (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine at the Property (or the property manager's office, as the case may be) documents and files located at the Property or the property manager's office concerning the leasing, maintenance and operation of the Property (including without limitation, copies of permits, licenses, certificates of occupancy, plans and specifications, and insurance certificates related to the Property, to the extent in Seller’s or the property manager’s possession), but excluding Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents").

Purchaser understands and agrees that any on‑site inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or its tenants.  Seller reserves the right to have a representative present during any such inspections.  If Purchaser desires to do any invasive testing at the Property, including without limitation a Phase II environmental study or testing which would otherwise damage or disturb any portion of the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including without limitation, providing Seller with evidence of insurance in form and substance satisfactory to Seller and the prompt restoration of the Property to its condition prior to any such inspections or tests, at Purchaser's sole cost and expense.  In no event shall Purchaser provide any governmental entity or agency with information concerning the environmental condition of the Property without obtaining Seller's prior written consent thereto, which Seller agrees to provide in the event that Purchaser is required by applicable law to provide such information to a governmental entity or agency.  At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Property, at no cost to Seller.  Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

Section 3.2Environmental Reports.  PURCHASER ACKNOWLEDGES THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY.  PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT.  PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

Section 3.3Right of Termination.  If for any reason whatsoever Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate.  If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), $250,000 of the Deposit shall be returned to Purchaser, the other $250,000 of the Deposit shall be released to Seller, and each party shall bear its own costs incurred hereunder.  If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved all aspects of the Property (except title and survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

Section 3.4Review of Tenant Estoppels.  Seller shall deliver to each tenant of the Property an estoppel certificate in either substantially the form of Exhibit E attached hereto or such other form as is called for by the applicable tenant's lease (the " Tenant Estoppels"), and shall request that the tenants complete and sign the Tenant Estoppels and return them to Seller.  Seller shall deliver copies of the completed Tenant Estoppels to Purchaser as Seller receives them.  Purchaser shall notify Seller within three

(3) Business Days of receipt of any Tenant Estoppel in the event Purchaser determines such Tenant Estoppel is not acceptable to Purchaser along with the reasons for such determination but no such Tenant Estoppel shall be deemed unacceptable on the basis that the estoppel is on the form set forth in said tenant’s lease.  In the event Purchaser fails to give such notice within such three (3) Business Day period then any such Tenant Estoppel shall be deemed to be acceptable to Purchaser.

In the event that Seller fails to obtain the Tenant Estoppels that are satisfactory or deemed satisfactory to Purchaser (or in lieu thereof, at Seller’s option, Seller estoppels therefor) with respect to tenants of the Property that meet the tenant estoppel standards described on Exhibit F attached hereto on or before five (5) days prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller.  If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), $250,000 of the Deposit shall be released to Seller, the balance of the Deposit shall be returned to Purchaser, and each party shall bear its own costs incurred hereunder.  If Purchaser fails to give Seller a notice of termination as set forth above, Purchaser shall be deemed to have approved the Tenant Estoppels (and Seller estoppels, if applicable) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

Any Tenant Estoppel which is received from a tenant after Seller provides its own estoppel may be substituted for Seller's estoppel and Seller shall have no further liability thereunder, provided that such Tenant Estoppel contains no material changes or, if materially changed, is otherwise reasonably acceptable to Purchaser.  The provisions of this Section 3.4 shall survive the Closing.

ARTICLE IV

CLOSING

Section 4.1Time and Place.  The consummation of the transaction contemplated hereby (the "Closing") shall be held at the Chicago offices of First American Title Insurance Company on August 17, 2015.  At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation that Seller has received the full amount of the Purchase Price, adjusted by prorations as set forth herein.  The Closing shall be consummated through an escrow administered by Escrow Agent pursuant to additional escrow instructions that are consistent with this Agreement.  In such event, the Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

Section 4.2Seller's Obligations at Closing.  At Closing, Seller shall:

(a)deliver to Purchaser a duly executed limited warranty deed (the "Deed") in the form attached hereto as Exhibit G, conveying the Land and Improvements, subject only to the

Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

(b)deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H;

(c)assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases, Rents and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(b)(v) hereof, by duly executed assignment and assumption agreement (the "Assignment of Leases") in the form attached hereto as Exhibit I pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent paid, credited or assigned to Purchaser;

(d)to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and  (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

(e)join with Purchaser to execute a notice (the "Tenant Notice") in the form attached hereto as Exhibit K, which Purchaser shall send to each tenant under each of the Leases promptly after the Closing, informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the Tenant Notice;

(f)In the event that any representation or warranty of Seller needs to be modified due to changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and  is expressly permitted under the terms of this Agreement,  or (ii) occurs between the Effective Date and the date of the Closing and is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non‑fulfillment of the condition set forth in Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the

Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(g)deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(h)deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

 (i)deliver to Purchaser originals (to the extent originals are in Seller’s possession, or photocopies if originals are not in Seller’s possession) of the Leases and the Operating Agreements, together with such leasing and property files and records located at the Property or the property manager's office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents;

 (j)deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

 (k)deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

 (l) execute a closing statement acceptable to Seller;

 (m)deliver to Purchaser originals of all letters of credit Security Deposits, together with executed documents of assignment running in favor of Purchaser; and

 (n)deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Section 4.3Purchaser's Obligations at Closing.  At Closing, Purchaser shall:

 (a)pay to Seller the full amount of the Purchase Price (which amount shall include the Deposit), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

 (b)join Seller in execution of the Assignment of Leases, Assignment of Contracts and Tenant Notices;

 (c) In the event that any representation or warranty of Purchaser set forth in Sections 5.5(a) or (b) hereof needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change.  In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and  is expressly permitted under the terms of this Agreement,  or (ii) occurs between the Effective Date and the date of the Closing and is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, constitute the non‑fulfillment of the condition set forth in Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

(d)deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(e)deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

(f)execute a closing statement acceptable to Purchaser; and

(g)deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

Section 4.4Credits and Prorations.

(a)All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs.  Subject to the provisions of this Section 4.4, such prorated items shall include without limitation the following:  (i)all Rents, if any; (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property; (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; (iv) all amounts payable under Operating Agreements, pursuant to the terms of this Agreement; and (v)any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

(b)Notwithstanding anything contained in Section 4.4(a) hereof:

(i)At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any cash Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such cash Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits;

(ii)Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid.  If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent.  Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed.  To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof;

(iii)Charges referred to in Section 4.4(a) hereof which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same.  If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller;

(iv)As to utility charges referred to in Section 4.4(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more or all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

(v)Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases (whether or not entered into pursuant to an option), arising or entered into during the Lease Approval Period (as hereinafter defined) and, if required, approved or deemed approved in accordance with Section 5.4 hereof; and (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, arising, signed or entered into from and after the date of Closing, including but not limited to leasing commissions that become payable after the termination of a brokerage agreement referred to in Section 5.1(d) hereof in accordance with the terms of such an agreement; and (C) all Tenant Inducement Costs and leasing commissions listed on Exhibit M attached hereto as being credited to Seller.  If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing.  For purposes hereof, the term "Tenant Inducement Costs" shall mean any out‑of‑pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances.  The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing; except that Seller shall credit Purchaser at closing for the then remaining free rent for Vaco Services and Milliman as shown on Exhibit M.  For purposes hereof, the term "Lease Approval Period" shall mean the period from the Effective Date until the date of Closing;

(vi)Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing.  Seller and Purchaser agree that all Rent received by Seller or Purchaser after the date of Closing shall be applied first to current Rent and then to delinquent Rent, if any, in the inverse order of maturity.  Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents.  Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any tenant after Closing.  In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

(c)Seller may prosecute appeals (if any) of the real property tax assessment for the period prior to the Closing, and may take related action which Seller deems appropriate in connection therewith.  Purchaser shall cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid.  Seller owns and holds all right, title and interest in and to such appeal and refund, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities.  If such refund or any part thereof is received by Purchaser, Purchaser shall promptly pay such amount to Seller.  Any refund received by Seller shall be distributed as follows:  first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing, and to Purchaser to the extent such appeal covers the period as of the Closing and thereafter.  If and to the extent any such appeal covers the period after the Closing, Purchaser shall have the right to participate in such appeal.

(d)Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained.  Any reconciliation of revenue or expense amounts relating to Leases which needs to be made in connection with this Section 4.4 shall be prepared by Purchaser and submitted to Seller for Seller’s review and approval. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be in a form consistent with the closing statement delivered at Closing and which shall be subject to Seller's approval.  Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final, and any payment due to any party as a result of such final proration shall be made within thirty (30) days of such approval by Seller.

(e)Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive Closing.

Section 4.5Transaction Taxes and Closing Costs.

(a)Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

(b)Seller shall pay the fees of any counsel representing Seller in connection with this transaction.  Seller shall also pay the following costs and expenses:

(i) one-half of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

(ii) the cost of the Survey;

(iii) the fee for the title examination and the Title Commitment;

(iv)any transfer tax, sales tax, documentary stamp tax or similar tax, including the deed tax, which becomes payable by reason of the transfer of the Property from Seller to Purchaser; and

(iv) the fees for Seller's Broker.

(c)Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction.  Purchaser shall also pay the following costs and expenses:

(i) one-half of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

(ii) the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto; and

(iii) the fees for recording the Deed.

(d)The Personal Property is included in this sale without charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith;

(e)All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same; and

(f)The provisions of this Section 4.5 shall survive the Closing.

Section 4.6Conditions Precedent to Obligations of Purchaser.  The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

(b)All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

(c)Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

Section 4.7Conditions Precedent to Obligations of Seller.  The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

(b)Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

(c)All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

(d)Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

(a)Organization and Authority.  Seller has been duly organized and is validly existing under the laws of the State of New York.  Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement.  The person signing this Agreement on behalf of Seller is authorized to do so.

(b)Pending Actions.  To Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c)Operating Agreements.  To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable or are to be terminated by Seller within thirty (30) days after the Closing, and except any agreement with Seller's property manager, which shall be terminated by Seller.  The copies of such Operating Agreements that Seller shall provide to Purchaser are the same copies Seller uses in operating the Property.

(d)Lease Brokerage.  To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit N hereto.

(e)Condemnation.  To Seller's knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property.

(f)Litigation.  To Seller's knowledge, except as set forth on Exhibit O attached hereto, and except tenant eviction proceedings, tenant bankruptcies, proceedings for the collection of delinquent rentals from tenants and proceedings related to claims for personal injury or damage to property due to events occurring at the Property, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder;

(g)Violations.  To Seller's knowledge, except as set forth on Exhibit P attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property which would materially adversely affect the Property or use thereof; and

(h)Leases.  To Seller's knowledge, the rent roll attached hereto as Exhibit Q is accurate in all material respects, and lists all of the leases currently affecting the Property.  The copies of the Leases that Seller shall provide to Purchaser are the same copies Seller uses in operating and leasing the Property.

Section 5.2Knowledge Defined.  References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employee (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  As used herein, the term "Designated Employee" shall refer to Sunil Hanoman.

Section 5.3Survival of Seller's Representations and Warranties.   The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred eighty (180) days.  No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing.  Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the  expiration of said one hundred eighty (180) day period and an action shall have been commenced by Purchaser against Seller within two hundred forty (240) days of Closing.  Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases. As used herein, the term "Cap" shall mean the total aggregate amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

Section 5.4 Covenants of Seller.  Seller hereby covenants with Purchaser as follows:

(a)From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof.

(b)Except as provided hereinbelow, a copy of any amendment, renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller.  Purchaser agrees to notify Seller in writing within five (5) Business Days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs, leasing commissions and attorneys' fees and expenses to be incurred in connection therewith. In the event Purchaser informs Seller within such five (5) Business Day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller shall have the right to terminate this Agreement by written notice thereof to Purchaser within five (5) Business Days after Seller's receipt of written notice of Purchaser's disapproval thereof; provided, however, Purchaser shall have no right to disapprove and shall be deemed to have approved any renewal or expansion which occurs or is made pursuant to the terms of an existing Lease.  If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder.  In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) Business Day period set forth above, Purchaser shall be deemed to have approved such new Lease, amendment, renewal or expansion, including all Tenant Inducement Costs, leasing commissions and attorneys' fees and expenses to be incurred in connection therewith.  At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions and attorneys' fees and other expenses, incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser.

Section 5.5Representations and Warranties of Purchaser.  Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

(a)Organization and Authority.  Purchaser has been duly organized and is validly existing under the laws of Minnesota.  Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement.  The person signing this Agreement on behalf of Purchaser is authorized to do so.

(b)Pending Actions.  To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(c)ERISA.  (i) As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

(ii) As of the Closing, if Purchaser is a "governmental plan" as defined in Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

(iii) As of the Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan.

(iv) Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.

(v) Purchaser shall not assign its interest under this Agreement to any entity, person, or Plan which will cause a violation of ERISA.

(d)OFAC.  (i) Seller advises Purchaser hereby that the purpose of this Section 5.5(d) is to provide to the Seller information and assurances to enable Seller to comply with the law relating to OFAC.  Purchaser is  regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Purchaser nor any person or entity that directly or indirectly (a) controls Purchaser or (b) has an ownership interest in Purchaser of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.  In connection with this representation, no later than fifteen (15) days prior to Closing, Purchaser shall provide to Seller all information reasonably requested by Seller including without limitation, organizational structural charts and organizational documents which Seller may deem to be necessary (“Purchaser OFAC Information”)  in order for Seller to confirm Purchaser’s compliance with the provisions of this Section 5.5(d).  All Purchaser OFAC Information provided by Purchaser to Seller in connection with this Agreement is true and complete.

Section 5.6Survival of Purchaser's Representations and Warranties.  The representations and warranties of Purchaser set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one hundred eighty (180) days.  Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the  expiration of said one hundred eighty (180) day period and an action shall have been commenced by Seller against Purchaser within two hundred forty (240) days of Closing.

ARTICLE VI

DEFAULT AND LIMITATIONS

Section 6.1Default by Purchaser.   In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

Section 6.2Default by Seller.  In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder.  Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder.  If the sale of the Property is not consummated due to Seller's default hereunder, Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred.

Section 6.3Recoverable Damages.  Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.  This Section shall survive the Closing or the earlier termination of this Agreement.

Section 6.4Limitations.  Notwithstanding any provision to the contrary contained in this Agreement or any of the documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Purchaser under this Agreement, including the exhibits and schedules hereto (including, without limitation, the breach of any representations,  warranties, covenants and agreements contained herein) and under any and all documents executed pursuant hereto or in connection herewith for which a claim is timely made by Purchaser as provided under Section 5.3, except for the obligation to pay proration amounts contained in Section 4.4 and the obligation and indemnity contained in Section 8.1, shall not exceed One Million Two Hundred Fifty Dollars ($1,250,000) (the “Limitation Amount”).  Further, the liability of Seller shall be limited to the assets of Seller, and in no event shall Purchaser seek satisfaction for any such liability form any of Seller’s partners, members, affiliates and subsidiaries, and their respective members, stockholders, directors, officers participants, employees, consultants, brokers and agents.  This Section shall survive the Closing or earlier termination of this Agreement.

ARTICLE VII

RISK OF LOSS

Section 7.1Minor Damage or Condemnation.  In the event of loss or damage to, or condemnation of, the Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, after deduction of Seller's expenses of collection and amounts expended by Seller in Seller’s reasonable discretion to prevent further damage to the Property or to alleviate unsafe conditions at the Property caused by casualty or condemnation.  In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.  If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof.  Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

Section 7.2Major Damage.  In the event of a "Major" loss or damage to, or condemnation of, the Property or any portion thereof, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Deposit shall be returned to Purchaser.  If neither Seller nor Purchaser elects to terminate this Agreement within fourteen (14) Business Days after Seller sends Purchaser written notice of the occurrence of such Major loss, damage or condemnation (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question, after deduction of Seller's expenses of collection and amounts expended by Seller in Seller’s reasonable discretion to prevent further damage to the Property or to alleviate unsafe conditions at the Property caused by casualty or condemnation.  In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.  If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof.  Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

Section 7.3Definition of "Major" Loss or Damage.  For purposes of Sections 7.1 and 7.2, "Major" loss, damage or condemnation refers to the following:  (a) loss or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by  Seller and reasonably approved by Purchaser, equal to or greater than Two Million Dollars ($2,000,000), and (b) any loss due to a condemnation which materially impairs the current use of the Property.  If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) Business Days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

Section 8.1Brokerage Commissions.  With respect to the transaction contemplated by this Agreement, Seller represents that its sole broker is Cushman & Wakefield/Northmarq ("Seller's Broker"), and Purchaser represents that it has no broker.  Each party hereto agrees that if any person or entity, other than the Seller's Broker, makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith.  The provisions of this paragraph shall survive Closing or any termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

Section 9.1No Reliance on Documents.  Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or given by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated hereby.  Purchaser acknowledges and agrees that all materials, data and information delivered or given by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.  Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

Section 9.2AS-IS SALE; DISCLAIMERS.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AS TO THE PHYSICAL, STRUCTURAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS COMPLIANCE WITH LAWS.

PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE

EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE LAND OR IMPROVEMENTS, ANY LATENT OR PATENT CONSTRUCTION DEFECTS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

Section 9.3Survival of Disclaimers.  The provisions of this Article IX shall survive Closing or any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1Confidentiality.  Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that (i) Purchaser may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially, and (ii) Purchaser may make any disclosures required by law (including securities regulations).  In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information.  Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.  The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

Section 10.2Public Disclosure.  Prior to and after the Closing, any press release or other public disclosure of information with respect to the sale contemplated herein or any matters set forth in this Agreement made or released by or on behalf of Purchaser shall be subject to Seller’s prior approval; provided that Purchaser may without need of Seller's approval make any disclosures required by law (including securities regulations). Seller and the affiliates of Seller shall have the right without Purchaser's consent, to make prior to and after the Closing press releases and other public disclosures with respect to the sale contemplated herein and matters set forth in this Agreement. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

Section 10.3Assignment.  Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.  Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion, and any such attempted assignment without Seller's prior written approval shall be null and void.  In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request at least ten (10) Business Days prior to Closing, which request shall include the legal name and structure of the proposed assignee, the information set forth and contemplated in Section 5.5(d) hereof, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder.  Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if

Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA, or to a person or entity that would not comply with Section 5.5(d) hereof.  Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser shall constitute an assignment of this Agreement.  The provisions of this Section 10.3 shall survive the Closing or any termination of this Agreement.

Section 10.4Notices.  Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above.  Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	Metropolitan Life Insurance Company
125 South Wacker Drive, Suite 1100
Chicago, IL 60606
Attention: Director of Equity Investments
Telecopy No. 312-529-2133

with a copy to:	Metropolitan Life Insurance Company
125 South Wacker Drive, Suite 1100
Chicago, IL 60606
Attention: Associate General Counsel
Telecopy No. 312-529-2175

And to:	Dentons US LLP
233 South Wacker Drive, Suite 5900
Chicago, IL 60606
Attention: Todd Stennes
Telecopy No. 312-876-7934

If to Purchaser:	Sterling Real Estate Trust
1711 Gold Drive South, Suite 100
Fargo, ND 58103
Attention: Brad Swenson
Telephone No. 701-353-2727
E-mail: bswenson@sretrust.com

Section 10.5Modifications.  This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change,

modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

Section 10.6Entire Agreement.  This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

Section 10.7Further Assurances.  Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement.  The provisions of this Section 10.7 shall survive Closing.

Section 10.8Counterparts.  This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 10.9Facsimile or PDF Signatures.  In order to expedite the transaction contemplated herein, telecopied or e-mailed PDF signatures may be used in place of original signatures on this Agreement.  Seller and Purchaser intend to be bound by the signatures on the telecopied or PDF document, are aware that the other party will rely on the telecopied or PDF signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

Section 10.10Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

Section 10.11Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.  Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

Section 10.12No Third-Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

Section 10.13Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

Section 10.14Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

Section 10.15Recordation.  This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto.  The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

Section 10.16Intentionally Omitted.

Section 10.17Audit Rights and Tenant Reconciliation Statements .  For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to (i) all files, records, and documents delivered to Purchaser at the Closing, and (ii) the financial records and financial statements for the Property (including but not limited to, financial records and financial statements related to the Reconciliation Statements, as such term is hereinafter defined) for the calendar year in which the Closing occurs and for the calendar year preceding the calendar year in which the Closing occurs, upon reasonable advance notice and at all reasonable times, to examine and to make copies of any and all such files, records, documents, and statements, which right shall survive the Closing. Purchaser shall prepare and provide to the tenants under the Leases a statement of the reconciliation of expenses between the landlord and the tenants under the Leases in accordance with the terms of the Leases (the “Reconciliation Statements”),  and Purchaser shall provide Seller with copies of the Reconciliation Statements at the same time that they are furnished to the Tenants. If amounts are due from any Tenants based on the Reconciliation Statements, Purchaser shall make a good faith effort after Closing to collect the same in the usual course of Purchaser’s operation of the Property, and upon collection, to remit to Seller, Seller’s share of those amounts in accordance with the terms of Section 4.4 hereof; however, Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect said amounts. Seller  may attempt to collect amounts due to it pursuant to the reconciliation of expenses between the landlord and the tenants in accordance with the terms of the Leases, and Seller may institute any lawsuit or collection procedures, but Seller may not evict any tenant after Closing. The provisions of this Section 10.17 shall survive the Closing.

Section 10.18No Waiver .  No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right, in accordance with this Agreement.  The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

Section 10.19Time of Essence .    Time is of the essence of this Agreement, however, if the final date of any period which is set out in any provision of this Agreement falls on a day that is not a Business Day, then, in such event, the time of such period shall be extended to the next Business Day.

Section 10.20Submission Not an Offer .  The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be for Purchaser’s consideration only and not for acceptance and execution.  Such submission shall have no binding force and effect, shall not constitute an offer or an option and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance, it being understood and agreed by Purchaser that Seller shall not be obligated under this Agreement unless and until Seller shall have executed a copy of this Agreement that has been executed by Purchaser and delivered a fully executed counterpart thereof to Purchaser.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

METROPOLITAN LIFE INSURANCE COMPANY

a New York corporation

By: _______________________

Name: _____________________

Title: ____________________

PURCHASER:

STERLING NORTHLAND, LLC,

a Minnesota limited liability company

By: _______________________

Name: _____________________

Title: ____________________

    Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.5 and 1.6 hereof.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: _______________________

Name: _____________________

Title: ____________________

i

A	DESCRIPTION OF LAND
B	LIST OF PERSONAL PROPERTY
C	LIST OF OPERATING AGREEMENTS
D	LIST OF ENVIRONMENTAL REPORTS
E	FORM OF TENANT ESTOPPEL CERTIFICATE
F	TENANT ESTOPPEL STANDARDS
G	FORM OF DEED
H	FORM OF BILL OF SALE
I	FORM OF ASSIGNMENT OF LEASES
J	FORM OF ASSIGNMENT OF CONTRACTS
K	FORM OF TENANT NOTICE
L	FORM OF FIRPTA CERTIFICATE
M	LIST OF CERTAIN TENANT COSTS AND COMMISSIONS
N	LIST OF BROKERAGE AGREEMENTS
O	LIST OF SPECIFIED LITIGATION
P	LIST OF VIOLATION NOTICES
Q	RENT ROLL

EXHIBIT A

DESCRIPTION OF LAND

Lot 1, Block 1, Northland Plaza, according to the recorded plat thereof, Hennepin County, Minnesota.

Exhibit A- Page 1

EXHIBIT B

LIST OF PERSONAL PROPERTY

Large Conference Room

•15 - Vela folding tables

•2 -  Versteel table transport carts

•26 - Steelcase chair with arms

•24 - Steelcase chair – guest

•3 -  Steelcase chair dolly

•1 -  Global IND lectern

•2 - Peter Pepp tackable strip

•1-  ceiling mount LCD projector & remote

•1 -  VCR/DVD player

•1-  amplifier

•1-  audio system mounting rack

•6 -  flush mounted speakers

•1 -  white board

•3 - hanging artwork

Small Conference Room

•8 -  Vela Folding tables

•16 – Steelcase chairs with arms

•1- Global IND lectern

•1- 70” Sharp LCD TV

•4- hanging art work

•1- Credenza

Atrium Furniture

•10- Fringe Club Chairs

•2 – Fringe Mid Back benches

•5 – Waveworks round tables

•2- Fringe Mid Back One seat benches

•1- Fringe High back three seat bench

•2- Fringe End Tables

Landlord Paint/Carpet Storage Area

•1 - 30” x 6’ folding table

•1 - 3’x 8’ folding table

Fire Pump Room

•1 - 6’ ladder

Elevator Lobbies and Corridors

Exhibit B- Page 1

•1st floor –10- large hanging artwork, 1-wall sculpture

•2nd floor – 1 - hanging artwork,  1 guard desk, 1 6’ step ladder

•3rd floor –1-6’ fiberglass ladder

•4th floor – 1- 6’ wood step ladder

•5th floor –1-6 wood step ladder

•6th floor – 1- 6’ wood step ladder, 1-6’ fiberglass step ladder

•1-6; wood step ladder

•1-6’ wood ladder

•12th floor  -1-6’ wood ladder

•1-6’ wood ladder

Janitorial

•1- space vaccum

Engineers Office

•2 – 2 drawer file cabinets

•1 – 2 drawer lateral file cabinet

•1 – Dell latitude laptop computer with case

•2 - desks

•1 - work surface

•1 – 4x6 white board

•2 - chairs

•1- Dell Computer

•2– Viewsonic E70fb monitor

•1 – IBM computer

•1 – HP computer

•1 – BenqFP531 monitor

Engineers Shop

-Assorted hex head screws

-Diamond grip inserts

-1/4” masonry fasteners

- 3/16” masonry fasteners

-Toggle Bolt Anchor

- Assorted toggler anchor

- light medium duty anchor's

- Fender washer assortment

- Brass compression fittings

- Wire connectors

- Cotter pins

- Philips flat head wood screw

- Philips pan head self drilling screw

- Philips flat head partial board screw

- Philips pan head sheet metal screw

-Hex washer head self-drilling screw

Exhibit B- Page 2

-Phillips pan head machine screws and nuts

-Hex nuts flat washers and lock washers

-Set screw assortment USS

Exhibit B- Page 3

-Set screw assortment SAE

-Snap ring internal assortment

-Snap ring external assortment

-White cable ties

-Solderless terminals nylon insulated

-Reciprocating saw blade

-Tapered reciprocating saw blade

-Elastic stop nut

-Grease fitting

-Hose clamps

-Spring lock pin

-O-Ring assortment

-Snap ring E-Type

-Metric fasteners

-Metri-Torq fasteners

-Nuts Bolts and washer rack

-(2) NFP fitting rack

-Copper fitting rack

-Hole saw Kit

-(3) electrical fish tape

-(2) small electric heaters

-(2) bench vice

-Key machine

-Lockout Center

-(3) Key boxes

-First aid kit

-8” Bench grinder

-portable Band saw

-Heat gun

-Delta Drill Press

-Label maker

-(2) Dermal tool

-Jig saw

-soldering iron

-chain fall ½ ton

-Tap and die set

-conduit bender

-(2) glass suction cups

-(2) drill bit set’s

-Circular saw

-Bosh hammer drill

-4 ½ angle grinder

-1/2” drive electric impact gun

-Sawzall

-Four wheel dolly with rails

-Two extension cords and a power strip

-Rolling ladder

Exhibit B- Page 4

-Flammable cabinet

-(2) fans

-(2) Racks for lighting

-Filing cabinet

-(2) upright cabinets

-upright shelf unit for lighting

-lockers

-speedaire air tank

-10” table saw

-wire rack

-Plastic bins

-load leveler

-door cart

-(8) furniture dollies

-(2) moving carts

-Filing cabinet

-(4) four foot ladders

-one eight foot ladder and one three foot ladder

-(4) two wheel dollies

-(2) pallet jacks

- Socket set

-Drain cleaner

-Tool box

-Snap ring plyer kit

-Tap and die set

-Gasket cutter

-two arm puller

-wood planer

-(3) impact socket sets

-Ratchet strap

-Magnetic Tray

-Jumper cables

-hammer

-dead blow hammer

-(2) maul hammer

-(5) assorted files

- File cleaner

-Electric Drill

-Rivet gun

-Miscellaneous drill bits and drill brushes

-Assorted screwdrivers and nut drivers

-(13) assorted adjustable wrenches

-Large pipe wrench

-Metric and SAE box end wrenches

-assorted sockets, extensions and drivers

-lock ring pliers and caliper

- assorted punches and chisels

Exhibit B- Page 5

-bolt cutter

-staple gun

-wood hand saw

-chalk line

-100’ tape measure

-calk gun

-12v drill

-12v impact driver

-18v drill

-18v impact driver

-grease gun

-6ft ladder

-Socket set

-Flash light

-small wet dry vacuum

-Electrical fish sticks

-head lamp

-wire striper

-needle noise plyers

-wire cutter

-adjustable plyers

-proximity voltage detector

- water shutoff keys

-(5)assorted Philips screwdriver

-(4)assorted slotted screwdriver

-multi bit screw driver

-1/4” driver

-(2) fuse pullers

-(2) putty knife

-Fluke amp meter

-hammer

-dead blow hammer

-pry bar

-level

-saw

-(4) punches

-extendable mirror

-laser

-smoke stick

-extendable magnet

-(7) nutdrivers

-(7) metal and wood files

-Driver bit set

-Drill bet set

-tape measure

-(2) straps

-Fluke Temperature meter

Exhibit B- Page 6

-Fluke Volt meter

-Power strip

-Extension cord

-Corded work light

-Box end wrench set

-Pipe wrench

-(2) smooth jawed wrenches

-(2) adjustable wrenches

-(2) C-Clamps

-Security bit set

-Pipe cutter

-Vise grip

-(2) Allen wrench set

-(2) tin snips

-(5) Philip screwdriver

-Flashlight

-6ft ladder

-Needle noise pliers

-Linesman pliers

-Crescent wrench

-Razor knife

-Level

-Inspection mirror

-Saw

-Multi bit screwdriver

-Punch

-(7) nut-drivers

-(8) slotted screwdrivers

-(2) putty knifes

-(3) scissors

-Pry Bar

-Tape measure

-Allen wrench set

-(3) wire cutters

-Needle nose pliers

-Linesmen pliers

- Crescent wrench

-(3)Pliers

-(3) wire stripers

-(2) files

-(2) adjustable wrench

-(2) vise grip

-Bosch Drill

-Multi-bit driver set

-Fluke Multi-Meter

-Assorted Hardware

-Fan

Exhibit B- Page 7

-(17) VAV boxes

-(2) Exhaust fans

-(6) F.P. VAV boxes

-(3) Heat Pumps

-(2) fan assist electric heaters stationary

-(2) 6’ ladder

-Torch Set

-Hack saw

-Pipe cutter

-Adjustable wrench

-Large drain cleaner

-Grease gun

-Pipe wrench

-Pressure washer

-Goodwin tub cleaner

-Engine hoist

-Vacuum

-Air compressor

-(2)Snow blower

-leave Vacuum

-Extension cord

-Salt spreader

-6’ ladder

Penthouse

•1 – 24’ fiberglass extension ladder

•1 – 28” wood extension ladder

•1 – 10” fiberglass step ladder

•Dell Computer

•Dell monitor

•1 – spare tower fan motor

•1 – spare supply SI fan motor

•1 – spare chilled water pump/motor

•1 – metal desk

•1 – drum barrel cart

•1 – Ram4 2 puncher

Suite 920

•10 – executive office chairs

•1 – 42” round office tables

•2 – “L” shaped desks

•1 – desk

•1 – credenza

•6 – 2 drawer lateral file cabinets

•2 – 4 drawer lateral file cabinets

•1 – 3 drawer desk cabinet

Exhibit B- Page 8

•2 – 4 shelf book shelves

•3 – over head storage units

•2 – reception chairs

•1 – 2 shelf book shelf

•1 – paper shredder

•1 – paper cutter

•1- 16” refrigerator

•7-Art pieces

•1- APC battery backup

•1- HP server

•1-firewall

•3-wireless routers

•2- Overhead projectors

•5– HP computer

•3 – ViewSonic monitors

•2-HP monitors

•1- Acer Monitor

•1 – HP DeskJet 6540 color printer

•3- Polycoms

•1 – microwave

Fitness Center

•2- 42” Plasma Screen TV’s

•2- Pacemaster Treadmill

•2 – Octane Elliptical

•1- Upright Bike

•1- Bicep/Tricep Combo

•1 – Chest Press/Mid Row

•1-Pec Fly / AB Crunch Combo

•1- Leg Ext / Leg Curl

•1- Free Lat Pull/ High Row

•1- Smith Machine and plates

•1- Adjustable AB Bench

•1 – Adjustable Bench

•1- Flat Utility Bench

•1- Set of Olympic Plates

•1 –Set Hex Dumbbells 10-75 lbs

Exhibit B- Page 9

EXHIBIT C

LIST OF OPERATING AGREEMENTS

SERVICE TYPE	CONTRACTOR

Answering service	Time Communications
Chiller/Boiler Inspections	Trane
Cleaning - interior/night	ABM
Elevator/escalator maintenance	Otis Elevator
Copier/scanner/fax lease	Loffler
Landscape - interior	Plantscape
Pest control	Orkin Pest Control
Security - Guard	American Security
Telephones - office/internet	Integra
Trash removal	Aspen Waste
Water Treatment	US Water Services
Window washing	Columbia Window Cleaning

Exhibit C- Page 1

EXHIBIT D

LIST OF ENVIRONMENTAL REPORTS

DRAFT

PHASE I ENVIRONMENTAL SITE ASSESSMENT OF NORTHLAND PLAZA

3800 AMERICA BOULEVARD WEST

BLOOMINGTON, MN 55431

CARDNO ATC PROJECT NO. 301MET0016

MAY 4, 2015

PHASE I ENVIRONMENTAL SITE ASSESSMENT OF NORTHLAND PLAZA

3800 AMERICAN BOULEVARD WEST

BLOOMINGTON, MINNESOTA 55431

ATC PROJECT NO. 11.75068.0009

December 8, 2004

Exhibit D- Page 1

EXHIBIT E

TENANT ESTOPPEL FORM

[Date]

[PURCHASER]

[SELLER]

Re:Lease dated                                             , (the  "Lease")  executed between                                                         ("Landlord"), and                                                 ("Tenant"), for those premises located at                                                                 .

Gentlemen:

    The undersigned Tenant understands that the above-referenced purchaser intends to acquire fee title to that property located at                 (the "Property") from Metropolitan Life Insurance Company.  The undersigned Tenant does hereby certify to Metropolitan Life Insurance Company and the purchaser as follows:

    A.  Tenant has entered into a certain lease together with all amendments (the "Lease") as described on Schedule 1 attached hereto.

    B.  The Lease is in full force and effect and has not been modified, supplemented, or amended except as set forth on Schedule 1 attached hereto.

    C.  Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease.

    D.  Tenant does not claim any offsets or credits against rents payable under the Lease.

    E.  Tenant has not paid a security or other deposit with respect to the Lease, except  as  follows:                            .

    F.  Tenant has fully paid rent to and including the month of                            , 2___.

    G.  Tenant has not paid any rentals in advance except for the current month of                        , 2____.

    H.  The Lease expires on ____________________________.

Exhibit E- Page 1

    I.  Tenant has no options, rights of first offer or rights of first refusal to purchase the Property, except as follows:

    ----------------------------------------------------

    ----------------------------------------------------

This Certificate may be relied upon by Metropolitan Life Insurance Company, any purchaser of the Property and any lender to any of the foregoing and shall inure to the benefit of their respective successors and assigns.

TENANT:

_________________________________

a _______________________________

By: _____________________________

Name: ___________________________

Title: __________________________

Exhibit E- Page 2

EXHIBIT F

TENANT ESTOPPEL STANDARDS

Estoppels from tenants collectively leasing at least 65% of the leased square footage at the Property, and specifically including Vanco Services.

Exhibit F- Page 1

EXHIBIT G

FORM OF DEED

LIMITED WARRANTY DEED

Deed Tax Due:  $____________.           Date: _________, 2015

For valuable consideration, MetroPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Grantor”), hereby conveys and quitclaims to ________________, a _______________ (“Grantee”), the real property in Hennepin County, Minnesota legally described on Exhibit A to this Limited Warranty Deed, together with all improvements, structures and fixtures located thereon and all easements, hereditaments and appurtenances thereto (the “Property”).  This Limited Warranty Deed conveys after-acquired title.  Grantor warrants that Grantor has not done or suffered anything to encumber the Property, except the encumbrances described on Exhibit B to this Limited Warranty Deed.

Check here if all or part of the described real property is Registered (Torrens)

[Remainder of Page Intentionally Left Blank]

Exhibit G- Page 1

MetroPOLITAN LIFE INSURANCE COMPANY, a New York corporation

			By:	____________________________
			Name:	____________________________
			Title:	____________________________
STATE OF	_____________)
	)	ss.
COUNTY OF	____________)

This instrument was acknowledged before me on __________, 2015 by _________________, the ____________ of MetroPOLITAN LIFE INSURANCE COMPANY, a New York corporation, on behalf of said corporation.

__________________________________________

Notary Public

This instrument was drafted by:	Tax Statements for the Property
should be sent to Grantee at:
Dentons US LLP
233 South Wacker Drive, Suite 5800	_______________
Chicago, IL 60606	_______________
Attn: Todd Stennes	_______________

Exhibit G- Page 2

EXHIBIT A

Legal Description

Exhibit G- Page 3

EXHIBIT B

Permitted Encumbrances

Exhibit G- Page 4

EXHIBIT H

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the "Seller"), for and in consideration of the sum of Ten Dollars and other valuable consideration to it in hand paid by                          , a                      (the "Purchaser"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys unto said Purchaser any and all of Seller's right, title and interest in and to all tangible personal property located upon the land described in Schedule 1 attached hereto and hereby made a part hereof (the "Land") or within the improvements located thereon, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), used exclusively in connection with the operation of the Land and improvements, as is, where is, and without warranty of title or use, and without warranty, express or implied, of merchantability or fitness for a particular purpose.

TO HAVE AND TO HOLD all of said personal property unto Purchaser, its successors and assigns, to its own use forever.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the     day of         , 2015.

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:	______________________
Name:	______________________
Title:	______________________

SCHEDULE "1"

LEGAL DESCRIPTION

[To be attached]

Exhibit H- Page 1

EXHIBIT I

FORM OF ASSIGNMENT OF LEASES

This ASSIGNMENT OF LEASES (the "Assignment") is made as of this     day of ____,  2015, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, ("Assignor") and                          , a                  ("Assignee").

For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Schedule 1 attached hereto and incorporated herein by this reference, more commonly known as                                located in the City of             , County of          , State of          (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in, to and under any and all existing and outstanding leases, licenses and occupancy agreements (collectively, the "Leases"), of the improvements comprising a part of the Property, including without limitation, all those Leases described on Schedule 2 attached hereto and incorporated herein by this reference, together with all security deposits tendered under the Leases remaining in the possession of Assignor.

Assignee does hereby assume and agree to perform all of Assignor's obligations under or with respect to the Leases accruing from and after the date hereof, including without limitation, any and all obligations to pay leasing commissions and finder's fees which are due or payable after the date hereof with respect to the Leases, and claims made by tenants with respect to the tenants' security deposits to the extent paid, credited or assigned to Assignee by Assignor.  Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder.  Assignor shall remain liable for all of Assignor's obligations under or with respect to the Leases accruing prior to the date hereof.  Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder; provided, however, that (a) Assignor shall be liable to Assignee under the indemnification contained in this paragraph only if Assignee shall have commenced a legal proceeding against Assignor prior to the date that is two hundred forty (240) days after the date hereof alleging a claim if Assignee has suffered actual damages as result hereof; and (b) the maximum aggregate liability of Assignor under such indemnification shall be limited as set forth in Section 6.4 of that certain Purchase and Sale Agreement dated as of _________, 2015 between Assignor and Assignee.

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Exhibit I- Page 1

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

METROPOLITAN LIFE INSURANCE
COMPANY, a New York corporation

By:	______________________________
Name:	______________________________
Title:	______________________________

ASSIGNEE:

______________________________
a_____________________________

By:	______________________________
Name:	______________________________
Title:	______________________________

SCHEDULE "1"

LEGAL DESCRIPTION

SCHEDULE "2"

LEASES

[To be attached]

Exhibit I- Page 2

EXHIBIT J

FORM OF ASSIGNMENT OF CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (the "Assignment") is made as of the       day of      ,  2015, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, ("Assignor") and                                  , a                          ("Assignee").

For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Schedule 1 attached hereto and incorporated herein by this reference, more commonly known as                                located in the City of             , County of          , State of          (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest, to the extent assignable, in, to and under any and all of the following, to wit:

   (i)the contracts and agreements listed and described on Schedule 2 attached hereto and incorporated herein by this reference (the "Contracts"),

   (ii)all existing warranties and guaranties (express or implied) issued to Assignor in connection with the improvements or the personal property being conveyed to Assignee by Bill of Sale on the date hereof,

  (iii)all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, and

  (iv)the non-exclusive right to the name "______________."

All items described in (ii), (iii) and (iv) above are hereinafter collectively referred to as "Intangible Property."

Assignee does hereby assume and agree to perform all of Assignor's obligations under the Contracts and Intangible Property accruing from and after the date hereof.  Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder.  Assignor shall remain liable for all of Assignor's obligations under the Contracts and Intangible Property accruing prior to the date hereof.  Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder; provided, however, that (a) Assignor shall be liable to Assignee under the indemnification contained in this paragraph only if Assignee shall have commenced a legal proceeding against Assignor prior to the date that is two hundred forty (240) days after the date hereof alleging a claim if Assignee has suffered actual damages as result hereof; and (b) the maximum aggregate liability of

Exhibit J- Page 1

Assignor under such indemnification shall be limited as set forth in Section 6.4 of that certain Purchase and Sale Agreement dated as of _________ between Assignor and Assignee.

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

ASSIGNOR:

METROPOLITAN LIFE INSURANCE
COMPANY, a New York corporation

By:	______________________________
Name:	______________________________
Title:	______________________________

ASSIGNEE:

______________________________
a_____________________________

By:	______________________________
Name:	______________________________
Title:	______________________________

[ADD STATE SPECIFIC ACKNOWLEDGEMENTS AND/OR WITNESSES FOR ASSIGNOR AND ASSIGNEE]

SCHEDULE  "1

LEGAL DESCRIPTION

SCHEDULE "2"

CONTRACTS

[To be attached]

Exhibit J- Page 2

EXHIBIT K

FORM OF TENANT NOTICE

TENANT NOTIFICATION LETTER

[DATE OF SALE CLOSING]

HAND DELIVERED

TO:   All Tenants at [NAME AND ADDRESS OF PROPERTY]

RE:   [Name of Property]

     Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at                    (the "Property"), that the Property has been sold by Metropolitan Life Insurance Company, a New York corporation ("Seller"), to                                 , a                         ("Purchaser").   As of the date hereof, your Lease has been assigned by Seller to Purchaser.   From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

TO:	______________________________
ATTN:	______________________________
AT:	______________________________
______________________________

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller's obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter.  Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

Seller:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

	By:	_______________________________
	Name:	_______________________________
	Title:	_______________________________
Purchaser:		_______________________________
a______________________________

	By:	_______________________________
	Name:	_______________________________
	Title:	_______________________________

Exhibit K- Page 1

EXHIBIT L

FORM OF FIRPTA CERTIFICATE

CERTIFICATE REGARDING FOREIGN INVESTMENT

IN REAL PROPERTY TAX ACT

(ENTITY TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Transferor") Transferor hereby certifies:

1.Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or a disregarded entity (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.Transferor's Federal Employer Identification Number is 13-5581829.

3.Transferor's office address is:

_______________________________

_______________________________; and

4.The address or description of the property which is the subject matter of the disposition is                                                        .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

                                                            METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:

Name: ________________________

Title: _________________________   Dated: ____________________

Exhibit L- Page 1

EXHIBIT M

LIST OF CERTAIN TENANT COSTS AND COMMISSIONS

	Tenant Improvement
TENANT	Allowance	Leasing Commission	Total	Notes
Bridgewater	25,584.00	6,396.00	31,980.00	[1]
Toshiba	87,712.00	46,048.80	133,760.80	[1]
Phillip Gleason	-	163.60	163.60	[1]
U.S Administrative Services (expansion)	76,650.00	24,612.00	101,262.00	[2]
U.S. Administrative Services (expansion)	134,076.00	78,211.00	212,287.00	[2]
Barrington	-	7,084.00	7,084.00	[2]
CREDIT DUE SELLER	324,022.00	162,515.40	486,537.40

[1] Executed deal

[2] Pending deal

TENANT	Base Rent	Operating Expenses	Total	Notes
Vanco Services	355,866.25	306,781.25	662,647.50	[1]
Milliman	78,909.43	68,213.54	147,122.97	[1]
CREDIT DUE BUYER	434,775.68	374,994.79	809,770.47

[1] As of close of business 7/31/15.

Exhibit M- Page 1

EXHIBIT N

LIST OF BROKERAGE AGREEMENTS

Exclusive Leasing Agreement: NORTHMARQ REAL ESTATE SERVICES LLC

Exhibit N- Page 1

EXHIBIT O

LIST OF SPECIFIED LITIGATION

None

Exhibit O- Page 1

EXHIBIT P

LIST OF VIOLATION NOTICES

None

Exhibit P- Page 1

EXHIBIT Q

RENT ROLL

Exhibit Q- Page 1